GUARANTY AND SURETYSHIP AGREEMENT
                        ---------------------------------


         THIS GUARANTY AND SURETYSHIP AGREEMENT is made this 12th day of August 2004, by I-TRAX, INC., a Delaware corporation (hereinafter Guarantor"), with a Pennsylvania office located at Birmingham Court Building, 130-140 Hillman Drive, Chadds Ford, PA 19317, for the benefit of HENDERSON BIRMINGHAM ASSOCIATES ("Henderson"), a Pennsylvania general partnership, with its principal office located at 112 Chesley Drive, Suite 200, Media, Pennsylvania ("Landlord").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, I-TRAX HEALTH MANAGEMENT SOLUTIONS, INC., a Delaware corporation ("Tenant"), is about to enter into a lease of even date herewith ("Lease") for the premises known as 130-140 Hillman Drive, Birmingham Court Building, Chadds Ford Business Campus, Chadds Ford Township, Delaware County, Pennsylvania ("Demised Premises"), from Landlord; and

         WHEREAS, Landlord has agreed to lease the Demised Premises to Tenant in consideration, among other things, of the covenants and obligations made and assumed by the Guarantor to guarantee payment of rent by Tenant during the Demised Term of the Lease (as defined therein), unless sooner terminated, as set forth herein; and

         WHEREAS, Guarantor acknowledges that Landlord would not execute the Lease without the execution and delivery by Guarantor of this Guaranty and Suretyship Agreement ("Guaranty").

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, Guarantor does hereby covenant and agree as follows:

1. Guaranty. The Guarantor, for itself and its successors and assigns, guarantees the prompt payment on the stated payment date, by acceleration on default, or whenever payment may become due under the terms of the Lease, of all payments of rent, additional rent, and all other charges, expenses and cost of every kind and nature, which are or may be due now or in the future under the terms of the Lease, any agreements or documents related to the Lease, or any other transaction between the Landlord and the Tenant directly or indirectly related to the Lease, and the complete and timely performance, satisfaction and observation of the terms and conditions of the Lease, rules and regulations and related obligations arising by reason of the Lease, required to be performed, satisfied or observed by the Tenant.

2. Coverage of Guaranty. This Guaranty extends to any and all liability which the Tenant has or may have to the Landlord by reason of matters occurring before the signing of the Lease by the parties or commencement of the Demised Term of the Lease or by matters occurring after the expiration of the Demised Term of the Lease by reason of removal of Tenant property, surrender of possession or other matters. This guaranty extends to any successor of the Tenant, any assignee or sublessee, of the Tenant, to any extension or renewals of the Lease, and to any term established by reason of the holdover of the Tenant, an assignee or sublessee.

3. Term of Guaranty. This Guaranty shall continue through the initial lease term, future lease renewals, or through any future options the Tenant might have to extend the term of the Lease.


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4. Guarantor represents and warrants that there is no action, suit or proceeding pending or to the best of Guarantor's knowledge threatened against or affecting Guarantor which would materially and adversely affect the validity and enforceability of this Guaranty or which would have a material adverse effect on the financial position of Guarantor and Guarantor is not the subject of any bankruptcy or insolvency proceedings of any other proceeding under any federal or state law providing for the relief of debtors. If Guarantor or Tenant has delivered to Landlord financial statements of Guarantor, there has been no material adverse change in the financial condition of Guarantor from the financial condition shown on such financial statements delivered to Landlord.

5. Performance Guaranty. In the event that the Tenant fails to perform, satisfy or observe the terms and conditions of the Lease, rules and regulations, and related Lease obligations required to be performed, satisfied or observed by the Tenant, the Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in the place of the Tenant. The Guarantor shall pay, reimburse and indemnify the Landlord for any and all damages, costs, expenses, losses and other liabilities arising or resulting from the failure of the Tenant to perform, satisfy or observe any of the terms and conditions of the Lease, rules and regulations and related obligations.

6. Waiver of Notice. Without notice to or further assent from the Guarantor, the Landlord may waive or modify (provided such modification does not increase, Guarantor's obligations hereunder) any of the terms or conditions of the Lease, any rules and regulations or related Tenant obligations; or compromise, settle or extend the time of payment of any amount due from the Tenant or the time of performance of any obligations of the Tenant. These actions may be taken by the Landlord without discharging or otherwise affecting the obligations of the Guarantor.

7. Lease Security. This guaranty shall remain in full force and effect, and the Guarantor fully responsible, without regard to any security deposit or other collateral for the performance of the terms and conditions of the Lease, or the receipt, disposition, application, or release of any security deposit or other collateral, now or hereafter held by or for the Landlord.

8. Unconditional Obligations. The liability of the Guarantor is direct, immediate, absolute, continuing, unconditional and unlimited. The Landlord shall not be required to pursue any remedies it may have against Tenant or against any security deposit or other collateral as a condition to enforcement of this guaranty. Nor shall the Guarantor be discharged or released by reason of the discharge or release of the Tenant for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a Trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of the Tenant or any remedy of the Landlord. The Guarantor assumes all responsibility for being and keeping itself informed of Tenant's financial condition and assets, and of all other circumstances bearing upon the risk of nonperformance by Tenant under the Lease. The Guarantor agrees that the Landlord shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

9. Subordination of Subrogation Rights. The Guarantor subordinates to the Landlord's claims any and all claims which the Guarantor has or may have against the Tenant by reason of subrogation for payments or performances under this Guaranty or claims for any other reason or cause. The Guarantor agrees not to assert any claim which it has or may have against the Tenant, including claims by reason of

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subordination under this guaranty, until such time as the payment and other obligations of the Tenant to the Landlord are fully satisfied and discharged.

10. Binding Effect. This guaranty is binding upon the Guarantor, its successors, assigns, and is binding upon and shall inure to the benefit of the Landlord, its successors and assigns. No assignment or delegation by the Guarantor shall release the Guarantor of its obligations under this guaranty. The term "Tenant" used in this guaranty includes also the first and any successive assignee or sublessee of the Tenant or any assignee or sublessee of the Tenant.

11. Notice. Any notice to the parties hereto shall be personally delivered or sent by United States Certified Mail, postage prepaid, return receipt requested or by a recognized overnight delivery service addressed as follows:

Guarantor:        I-trax, Inc.
                  130-140 Hillman Drive
                  Birmingham Court Building
                  Chadds Ford Business Campus
                  Chadds Ford, PA 19317

Landlord:         Henderson Birmingham Associates
                  112 Chesley Drive, Suite 200
                  Media, PA 19063-1762

12. Modifications. This guaranty may not be modified orally, but only by a writing signed by both the guarantor and the Landlord. Modifications include any waiver, change, discharge, modification, or termination.

13. Consent to Jurisdiction. Guarantor hereby subjects itself to the jurisdiction of the Court of Common Pleas of Delaware County, Pennsylvania. The laws of the Commonwealth of Pennsylvania shall be applicable to this Guaranty and any interpretations thereof.

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IN WITNESS WHEREOF, the Guarantor has executed and sealed this guaranty the day and year first above and written.


ATTEST:                              GUARANTOR:

                                     I-TRAX, INC.


/s/ Yuri Rozenfeld                   /s/ Frank A. Martin
------------------                   -------------------
                                     Chief Executive Officer



COMMONWEALTH OF PENNSYLVANIA        :
:SS
COUNTY OF DELAWARE                  :

On this, the             day of              , 2004, before me, the undersigned
officer, personally appeared                  and                          , who
executed the foregoing instrument for the purposes contained therein.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


Notary Public
My commission expires:





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